Exhibit 10.20

LEASE DEED

THIS LEASE DEED (“Deed”) is made at Chennai on this the 24th day of October, 2011

BY AND BETWEEN

M/S. FAERY ESTATES PRIVATE LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at 70, Nagindas Master Road, Mumbai 400023 represented herein by its authorized signatory, Mr. Jair Dsouza, authorized by the board resolution dated                          (hereinafter referred to as the “LESSOR”, which expression shall, unless repugnant to the context or meaning thereof, include its successors, and permitted assigns) of the ONE PART

AND

M/S. ATHENA HEALTH TECHNOLOGY PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at Building 3B, Floor 7, RMZ Millenia Tech Park, 143, Dr MGR Road, Perungudi, Chennai - 600096, represented by its duly authorized signatories, Mr. Hari Krishnan Pratap, authorized by the board resolution dated 23rd day of September 2011, (hereinafter referred to as the “LESSEE”, which expression shall, unless repugnant to the context or meaning thereof, include its successors, and permitted assigns) of the OTHER PART.

Page - 1 -

The Lessor and the Lessee shall hereinafter be collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS:

A. The Lessor, is the owner, developer and promoter of a building named “S.P. Infocity” situated at MGR Salai, Kandanchavadi, Perungudi, Chennai - 600096 (“Building”) which is more particularly described in Schedule A hereunder.

B. The Lessee is engaged in the business of Information Technology/Information Technology Enabled Services (“IT/ITES”) under the trademark/brand name “ATHENA HEALTH TECHNOLOGY PRIVATE LIMITED” and has acquired a high reputation and considerable goodwill in the said business.

C. The Parties executed Heads of terms dated 25th May, 2011 whereby the Lessor has agreed to grant to the Lessee lease of the Demised Premises (as defined in Clause 2 herein).

D. The Parties confirm that they have carefully read the terms and conditions of the grant of lease of the Demised Premises as set forth in this Deed and have understood and accepted their obligations and liabilities as set forth herein. The Parties, in their own judgment and investigations, have decided to enter into this Deed which is self-contained, complete, and final in all respects. The Parties undertake to faithfully abide by all the terms and conditions of this Deed.

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS SET FORTH HEREINAFTER, THE PARTIES HERETO AGREE AND WITNESSETH AS FOLLOWS:

1.	INTERPRETATION

In this Deed unless the context otherwise requires:

(i) words importing the singular shall also include the plural and vice-versa, words importing a particular gender include all genders and words importing persons shall include companies or other associations of persons, other bodies corporate and government bodies or agencies;

Page - 2 -

(ii) any obligation or agreement on part of two or more persons shall bind each of them jointly and severally;

(iii) headings have been inserted for convenience only and shall not control the meaning and shall not control and affect the construction or interpretation of the terms of this Deed;

(iv) reference to Articles, clauses, sub-clauses, annexures and schedules shall, except where the context otherwise requires, be deemed to be references to Articles, clauses, sub-clauses, annexures or schedules of or to this Deed ;

(v) whenever in this Deed, the consent or approval of the Lessor is required to be obtained, such consent shall be in writing and shall be subject to such conditions as the Lessor may deem fit to impose on the Lessee in the circumstances;

(vi) references to notices to be given by 1 (one) Party to the other shall mean prior written notice and unless otherwise prescribed, such notice is to be given in reasonable time;

(vii) any obligation on either Party not to do an act or thing includes an obligation on such Party not to permit or allow that act or thing to be done;

(viii) any reference to any period commencing “from” a specified day or date and “till” or “until” a specified day or date shall include both such days or dates;

(ix) any reference to day shall mean a reference to a calendar day and any reference to month shall mean a reference to a calendar month and

(x) the Schedules and Annexures to this Agreement form an integral part of this Agreement and will be in full force and effect as though they were expressly set out in the body of this Agreement.

Page - 3 -

2. DEMISED PREMISES

In consideration of the lease rent hereinafter reserved, the Lessor hereby grants to the Lessee, lease of the Unit bearing Module No. 3 & 4 on the ninth floor of Block A, having a total area of 37506 (Thirty Seven Thousand Five Hundred and Six) square feet as more specifically described in Schedule B herein, in accordance with the floor plan enclosed and marked in Annexure A - Part I hereto (“Demised Premises”).

The Super Built Up Area will be calculated as follows: Usable area / (78% +/- 2%). The usable area is defined as the area that will be used by the Lessee exclusively for their use. It is the sum of the office area, the dedicated wash rooms, dedicated AHU rooms, dedicated electrical rooms and the dedicated passage ways to the washrooms. The detailed area statement is described in Annexure A - Part II.

The detailed warm shell specification of the leased space that will be handed over by the Lessor to the Lessee is described in Annexure A - Part III.

3. POSSESSION

3.1.	The Demised Premises shall be handed over to the Lessee on or before 24th October, 2011, subject to:

(i) this Deed being duly executed; and registered.

(ii) the refundable security deposit as per Clause 7.1 herein having been received by the Lessor from the Lessee.

4. LEASE TERM

4.1.

The term of the lease herein (“the Lease Term”) shall be for a period of 3 (three) years commencing from 1st of November 2011 (“Lease Commencement Date”) to 31st October, 2014 (“Lease Expiry Date”). The Lease Term shall be deemed to have commenced immediately from the Lease Commencement Date.

Page - 4 -

5. CONSIDERATION

5.1.	As and by way of consideration for the grant of lease of the Demised Premises by the Lessor to the Lessee, the Lessee shall pay to the Lessor lease rent (“the Warm Shell Lease Rent, of Rs. 34.00 (Rupees Thirty Four only) per square foot per month of the billable area i.e. 37,506 (Thirty Seven Thousand, Five hundred and Six) square feet, of the Demised Premises amounting to Rs 12,75,204.00 (Rupees Twelve lakhs Seventy Five Thousand Two hundred and Four only) per month.

5.2.	The Lessee shall pay in advance to the Lessor, for the entire Lease Term, the Warm Shell Lease Rent in respect of 1 (one) calendar month within 7 (seven) working days of the beginning of the first month of every such one month term. In addition to the Warm Shell Lease Rent, the Lessee shall pay to the Lessor, the applicable service tax or any such tax that may be imposed by the relevant authority on the Warm Shell Lease Rent during the Lease Term. With respect to the payment of service tax amounts to the relevant authorities the Lessor confirms that they shall periodically furnish to the Lessee, proof of the service tax remittances

The Warm Shell Lease Rent shall be subject to deduction of income tax at source at the rates, as applicable, from time to time, unless the Lessor provides a lower withholding order issued by the Indian Income Tax authorities. The Lessee shall provide details of the tax deducted at source, and issue TDS certificates, at the end of every financial year. Rent for any part of a month will be prorated on the basis of a 30 day month and paid for that portion of the month only.

5.3.	The obligation of the Lessee to make payments to the Lessor towards the Warm Shell Lease Rent as stipulated in Clauses 5.1 and 5.2 herein will be effected by the Lessee upon receipt of an invoice and/or demand being raised by the Lessor.

5.4.	In the event the lease is renewed as stated in clause in clause 30 hereinbelow, the Warm Shell Lease Rent for the Demised Premises shall escalate by 15% (Fifteen percent) on the last paid Warm Shell Lease Rent.

Page - 5 -

5.5.	In the event of any delay in payment of the Warm Shell Lease Rent beyond the due date for the same, the Lessee shall be liable to pay an interest on such amount(s) due at the rate of 18% (Eighteen per cent) per annum for the period commencing from the due date for such payment till the date of complete payment of the same.

5.6.	The tabular chart detailing the exact amount to be paid by the Lessee to the Lessor every month for the entire Lease Term, towards the Warm Shell Lease Rent is provided in Annexure B hereto.

6. WARM SHELL LEASE RENT COMMENCEMENT DATE

The Lessee shall be entitled for Warm Shell Lease Rent-free period commencing from the Lease Commencement Date till the 31st December, 2011 (“Rent Free Fit Out Period”).

The “Warm Shell Lease Rent Commencement Date” shall be 1st January, 2012.

The Warm shell Lease Rent shall become due and payable from the above mentioned Warm Shell Lease Rent Commencement Date irrespective of whether the Lessee completes the fit outs within the Rent Free Fit out Period.

7.	INTEREST FREE REFUNDABLE SECURITY DEPOSIT

7.1.	The Lessee shall deposit and keep deposited with the Lessor on execution hereof a sum of Rs. 51,00,816.00 - (Rupees Fifty One lakhs Eight Hundred and Sixteen only) as and by way of an Interest Free Refundable Security Deposit (“the Security Deposit”) equivalent to 4(four) months of Warm Shell Lease Rent, to secure the obligations of the Lessee under this Lease. The aforesaid sum of security deposit shall be paid by the Lessee to the Lessor on or before the signing of this Agreement. In the event the lease is renewed in accordance with clause 30 hereinbelow, the Interest Free Security Deposit shall escalate in proportion to the increase in rent, i.e 15% after every 3 (Three) years of the Lease term to ensure that at all times, the Interest Free Security Deposit shall be equivalent to 4 (four) month warm shell lease rent.

7.2.	The Security Deposit shall not be refundable to the Lessee during the continuance of this Agreement.

The Security deposit shall be refunded to the Lessee free of interest 2(Two) week upon expiry of this Agreement or sooner determination thereof or provided herein, only upon

Page - 6 -

the Lessee removing itself, its agents, employees, staff and all other persons in occupation of the Demised Premises and its respective belongings, chattels, articles and removable fittings and fixtures and on handing over to the Lessor physical and actual vacant and peaceful possession of the Demised Premises. After peaceful hand over of the property by the Lessee to the Lessor, both parties shall sign a handover / take over document of the same and the Lessor shall specify in the handover / take over document, that the refund of the deposit shall be made within 2 (two) weeks thereon. It is hereby agreed that 30 (thirty) days prior to the expiry/early termination of this Lease Deed, both Parties shall carry out a joint assessment of the damages / the outstanding payments, if any, due from the Lessee and payable to the Lessor. The Lessee, based on the joint assessment, shall pay such outstanding amounts, if any, to the Lessor on the date of the expiry / early termination of this Lease Deed.

If the Lessee fails to pay such outstanding amounts the same shall be adjusted against the Security Deposit.

If the Lessor fails to refund the Security Deposit as described hereinabove, the Lessor will be liable to pay an interest on such amount(s) due at the rate of 18% (Eighteen per cent) per annum for the period commencing from the due date for such payment till the date of complete payment of the same.

8.	TAXES

The Lessor shall be responsible, at its sole cost, for all present and future municipal taxes and property taxes with regard to the Demised Premises during the Lease Term. However, all taxes payable directly on account of the business activities carried on by the Lessee in the Demised Premises shall be borne and paid by the Lessee. Each Party shall indemnify the other Party against any claims, proceedings, actions, etc. for non-payment or delay in payment of tax payable by it in accordance with this Clause.

9.	INSURANCE

9.1

The Lessor shall, at all times during the Lease Term, keep the Demised Premises and the Building insured against any structural damage, damage by fire, earthquake, riots and other risks at its own costs for the entire value of the Demised Premises/Building. Such insurance shall be a general fire and allied perils and third party insurance that would be

Page - 7 -

expected to be obtained in respect of a high quality commercial facility with only regular, commercially acceptable exclusions. The Lessor shall provide 1(one) certified copy of the said insurance policy to the Lessee.

9.2	The Lessee shall take a general fire and allied perils and third party insurance at its own cost for its goods and articles lying in the Demised Premises. The Lessee shall provide 1(one) certified copy of the said insurance policy to the Lessor.

10.	PARKING FACILITY

10.1	The Lessee and its customers, guests, employees, contractors, agents, servants, visitors and invitees shall, subject to availability, park their vehicles only in the spaces specifically earmarked/set aside, from time to time, by the Lessor for parking and subject to the payment of such parking fee as may be applicable.

10.2	The Lessor shall provide to the Lessee for its exclusive use, 37 (Thirty Seven) covered car parking spaces and 74 (Seventy Four) two wheeler parking spaces, free of cost during the Lease Term. A detailed plan delineating the covered car parking spaces and two wheeler parking spaces is shown in Annexure C enclosed hereto.

10.3	In the event the Lessee requests for additional car parking space, the Lessor shall, at his sole discretion, subject to availability, make the same available to the Lessee, at the rate of Rs. 2,500 (Rupees Two Thousand Five Hundred only) per car parking space per month for each additional car parking space and Rs. 350 (Rupees Three Hundred Fifty only) per two wheeler parking space per month for each additional two wheeler parking space.

The Lessee shall pay such amount to the Lessor in respect of each calendar month within 7 (seven) working days of the beginning of each month.

In the event of the lease being renewed the charges for additional car parking spaces shall escalate by 15% (fifteen percent) over and above the last paid Additional Car /Two Wheeler Parking charges.

10.4.	The Lessee agrees, after notice thereof, to abide by all rules, regulations and restrictions framed by the Lessor, and use its reasonable efforts to cause its customers, guests, visitors, contractors, invitees, agents and servants to conform thereto. The Lessee shall, upon request, use its reasonable efforts to furnish to the Lessor, the registration numbers and other details of the vehicles used by the Lessee and its employees, etc.

Page - 8 -

10.5	The Lessee shall not be entitled to claim any vested right to any car parking space other than as stated herein in this Lease Deed.

10.6.	It is clearly understood and expressly agreed by the Lessee that any security provided by the Lessor in the Parking area is general in nature, scope and intent, the Lessor neither covenants nor undertakes to secure, guarantee or be liable for the security or any damage caused to any vehicle parked in the Building.

11. FIT OUTS

11.1.	On and from the Lease Commencement Date, the Lessor shall permit the Lessee to enter upon the Demised Premises for carrying out work relating to installation of the Fit Outs and Furnishings in the Demised Premises required for commencing its permitted business. (“Fit Outs and Furnishings”)

11.2.

From the Lease Commencement Date to 31st December 2011 (“Rent Free Fit-out Period”), the Lessor shall permit the Lessee to carry out the installation of Fit Outs and Furnishings for commencing its permitted business. This period shall be deemed as rent free period during which period the Lessee will not be liable to pay the monthly Warm Shell Lease Rent. In case the period taken by the Lessee for the installation of the Fit Outs and Furnishing exceeds the 1st of January, 2012, the applicable rentals have to be paid by the Lessee from the 1st of January 2012.

11.3.	It is expressly agreed between the Parties that the Fit Outs and Furnishings which the Lessee carries out and provides in the Demised Premises shall always belong to the Lessee. If the Lessee chooses to vacate the Demised Premises, the Lessee agrees to remove all the Fit Outs and Furnishings and restore the Demised Premises to its original warm shell condition.

11.4.	The Fit Outs and Furnishings shall be carried out by the Lessee in accordance with the applicable laws, rules and regulations and without damaging the works carried out by the Lessor in the Demised Premises,( normal wear and tear being accepted).

11.5.	It is hereby agreed between the Parties that and if any structural damage is caused to the Demised Premises by virtue of the Lessee’s Fit Out and Furnishings works, then the Lessee shall indemnify the Lessor for all direct losses or damage at its actual cost as determined by the relevant consultants jointly appointed by the Lessor & Lessee in this regard. Such reimbursements shall be made within 30 (thirty) days from receipt of a demand in writing for the same by the Lessor.

Page - 9 -

11.6.	The Lessee shall reimburse the Lessor and bear all the costs towards electricity, fuel or any other utility charges of whatsoever nature, for undertaking the work on the Fit Outs and Furnishings in the Demised Premises during the Fit-Out Period. The Lessee shall install calibrated meters to calculate the consumption of raw power and water during the Fit-Out Period. The DG power consumption shall be charged on actual unit consumption ratio of TNEB power to DG power. The Lessor shall raise an invoice in the name of the Lessee for the amount to be reimbursed for such utility charges based on these calibrated meters. The Lessee shall make the payment of the said amount by cheque/pay order within 30 (thirty) days from the date of the receipt of the said invoice from the Lessor.

11.7.	The Lessee shall be responsible for the maintenance of their assets in the demised premises including their Fit Outs and Furnishings.

11.8.	The Lessee shall carry out its work on installation of the Fit Outs and Furnishings in accordance with the fit-out guidelines (“Green Building Fit-Out Guidelines”) as provided by the Lessor.

On the expiration or earlier termination of the lease, the Lessor may, permit the Lessee to transfer the Fit Outs and Furnishings owned by the Lessee to the Lessor’s prospective licensee/lessee, if so required by such prospective licensee/lessee on terms as mutually agreed to between the Lessee and the prospective Licensee / Lessee.

12.	SIGNAGE

12.1	The Lessee shall be at liberty to place its name boards and signage in consonance with the signage guidelines, if any, stipulated by the Lessor. In the absence of any such guidelines, the Lessee shall be at liberty to place its name boards and signage at places designated by the Lessor as follows:

a. At the signage directory in the entrance of the atriums.

b. On the North West side of the concrete façade.

12.2.	The cost of installing and hoisting such signage shall be to the Lessee’s account.

12.3	For installation and hoisting of any signage, in addition to the space provided by the Lessor, the allocation of the signage space would be at the sole discretion of the Lessor. All municipal charges, expenses for fabrication and erection of structure and other associated charges for the signage shall be payable by the Lessee. The Lessee shall also obtain all the necessary permissions and comply with the statutory requirements for mounting such signage.

Page - 10 -

13.	AMENITIES

13.1.	The Lessor shall provide 1 KVA of electric power for every 100 (Hundred) square feet of Leasable area i.e. 37,506 (Thirty Seven Thousand Five Hundred and Six) square feet area of the Demised Premises. The Lessee shall pay the per unit of electric power, which will be at the tariff charges issued by the Tamil Nadu Electricity Board (TNEB), which includes the minimum demand, usage charges, taxes and all other components in the energy bill) for the electricity consumed in the Demised Premises as per the reading of the separate meter provided for the Demised Premises by the Lessor. The per unit charges will be derived by dividing the monthly energy bill (received by the Lessor from TNEB), by the number of units consumed. Additional power if required by the Lessee will be given subject to availability at the sole discretion of the Lessor at the prevailing market rate at the relevant point of time. However if the allocated power is not consumed, the minimum demand + applicable taxes as charged by Tamil Nadu Electricity Board (TNEB) to the Lessor shall be charged to the Lessee.

13.2.	The Lessor confirms that it will provide 100% (one hundred per cent) power back-up 24 (twenty four) hours a day, 7 (seven) days a week and 365 (three hundred and sixty five) or 366 (three hundred and sixty six) days a year as the case may be, for the Demised Premises. The Lessee shall pay Rs 14.00 (Rupees Fourteen only) per unit for the generator back-up power consumption as per meter reading. A calibrated meter will be installed at the source of generation to account for the units generated at the cost and expense of the Lessor. The consumption shall be arrived at by calculating the ratio of the Tamil Nadu Electricity Board generated units to the diesel generated units. The Diesel generator shall be operated for the number of hours as directed by the Tamil Nadu Electricity Board from time to time.

13.3.	The Lessee shall also pay for meter losses (transmission losses) at the rate of 4% (four per cent) of the monthly power bills, on account of conversion of high transmission power to low transmission power in accordance with the Tamil Nadu Electricity Supply Act, 1948 and rules framed there under.

Page - 11 -

13.4.	The Lessor has provided water and has arranged supply of chilled water for AHU’s to the Demised Premises 24 (twenty four) hours a day. The Lessee shall pay the same charges as applicable for power and power back up rates upon British Thermal units converted to Kilo watt hour units, which is converted as 1 British Thermal Unit is equal to 0.000293 Kilo Watt Hour Units, for supply of chilled water for AHUs to the Demised Premises charges as per the reading of the BTU Meter installed by the Lessor in this regard. The BTU units converted to electricity units shall be charged as described in the clause 13.1 and 13.3.

13.5.	The water used in washrooms will be calculated using calibrated meters and shall be billed to the Lessee. These calibrated meters shall be fixed at the source of water supply in the shaft by the Lessor.

13.6.	The charges stated in clause 13.1, 13.2, 13.3, 13.4 may increase if there is any increase by the TNEB or in the tariff charges for diesel, which will be informed to the Lessee and such an increase shall be borne by the Lessee.

The Lessee undertakes to pay the bills for services mentioned in clauses 13.1,13.2, 13.3, 13.4 and 13.5 and without reminders from the Lessor. on or before seven days from receipt of the bill, raised by the Property Management Agency appointed by the Lessor. The Lessee should pay the bill within 7(seven) days of receipt of the bill. In the event the Lessee does not pay the said bill amount within the due date, the Lessor shall take no responsibility for any disconnection of services to the Demised premises. If the said services are disconnected to the Demised Premises, the Lessee shall bear charges towards reconnections of the same. The Lessor takes no responsibility for non-availability of the said services and also direct/indirect loss if any caused to the Lessee. The Lessee shall not be entitled to claim any costs or damages from the Lessor in such an event of disconnection of power due to non payment by the Lessee.

13.7.	The Lessor shall provide a common dining area with a capacity of 300 (three hundred) covers for the use of the Lessee and its customers, guests, contractors, agents, servants, employees, visitors and invitees along with the other users of the Building.

Page - 12 -

14. MAINTENANCE

In addition to this lease, the Lessor shall provide maintenance services for the common areas and both the Parties will sign a separate agreement in this regard. This separate agreement shall brief the scope of services towards Common Area Maintenance and also the charges to be borne by the Lessee towards the same.

15. RIGHTS AND PRIVELEGES OF THE LESSOR

15.1.	It is the sole discretion of the Lessor to determine the Warm Shell Lease Rent of different leased units within the Building. Such Warm Shell Lease Rent may vary from one leased unit to the other due to various factors such as location of the leased units, the size of the leased units, the type of trade activity or business relations and mutual interest between the Lessor and the Lessee. The Warm Shell Lease Rent of any leased unit within the Building shall not be considered, at any time, as measure for application to other units or used as a basis for comparison to other units and the Lessee shall not be entitled to demand the Lessor to apply to the Demised Premises, lease fees, similar or equivalent to that charged to the other occupants of the Building.

15.2.	In the event the Lease Term is not renewed by the Parties, the Lessee shall permit, 30 (thirty) days before the Lease Expiry Date, all the prospective lessees of the Demised Premises accompanied by authorized representatives of the Lessor, free ingress to and egress from the Demised Premises for the purpose of viewing the Demised Premises with not less than 48 (forty eight) hours prior intimation to the Lessee and such permission is subject to the Lessee being able to carry on its business operations in the Demised Premises peacefully and effectively and the Lessor and such authorized representatives of the Lessor complying with the Lessee’s security and access control measures.

15.3	The Lessor shall have the right, from time to time, to improve, extend, or in any manner whatsoever alter and to deal with the said Building/Park and also to bring in any modification or changes therein. In particular the Lessor shall have the right, at all times and from time to time throughout the Lease to;

a)	Change the area, size level, location and/or arrangement of the Park or any part thereof, including, and without limitations, common areas and facilities and the entrances and the exits from the common areas and facilities.

Page - 13 -

b)	Construct multiple deck, elevated or underground parking facilities and expand, reduce or alter the same in any manner whatsoever

c)	Re-locate or re-arrange the various buildings / future developments, parking areas and other parts of the building/park.

d)	Make changes and additions to pipes, conduits and ducts or other structures and non-structural installations in the Demised Premises to serve the common areas and facilities and the other Premises in the building or to facilitate expansion or alteration of the Building/Park.

e)	Change the character of and the materials used for the walls and partitions that separate the Premises, or any part thereof, from adjacent Premises as may be necessary for the benefit of the Park/Building as determined by the Lessor.

f)	Temporarily obstruct or close off the common areas and facilities or any part of the Building/Park for the purposes of maintenance, repairs or construction.

g)	During the course of improvements conducted by the Lessor as mentioned in Clause 15.3 (a, b, c, d, e & f), the Lessor shall ensure that the Lessee and their employees, visitors, agents, contractors, guests, servants and invitees shall have safe passage to enter Demised Premises and the Lessor shall ensure that there will be no interruption to the use of their Demised Premises and other facilities as described in this Lease Deed.

16. COVENANTS AND REPRESENTATIONS OF THE LESSOR

The Lessor hereby warrants and represents with the Lessee:

16.1.	That the Lessor has good and marketable right, title and interest to the Demised Premises.

16.2.	That save and except creating security by way of mortgage/charge in or upon the Demised Premises in favour of banks or financial institutions for the purpose of raising finance, the Lessor has not created any third party interest in the Demised Premises. The Lessor represents that such third party interest does not, in any way, prevent the Lessee from enjoying the Demised Premises peacefully and freely as per the terms agreed in this Lease Deed for the entire duration of the Lease Term.

Page - 14 -

16.3.	That upon the Lessee paying the Lease Rent herein reserved, and all other payments required to be made herein and duly observing and performing the terms and conditions on the Lessee’s part herein contained, the Lessee shall be entitled to peaceful and quiet enjoyment of the Demised Premises during the Lease Term;

16.4.	That the Lessor shall observe due performance of the terms and conditions of this Deed and shall not commit breach of the terms and conditions contained herein;

16.5.	That the Lessor is the owner of and is absolutely seized and possessed of the Demised Premises, and has full authority to give the Demised Premises on lease for the unencumbered and continued use of the Lessee for the term of this Deed and also the Lessor has full rights to execute and implement this Deed;

16.6.	That any security provided by the Lessor in the Building is general in nature, scope and intent and the Lessor neither covenants nor undertakes to secure, guarantee or to be liable for the security of the Demised Premises or anything therein or anywhere.

16.7.	That there are no latent or structural defects, hidden or otherwise, in the Demised Premises and/or Building, electrical, plumbing and elevator systems, and the same are in good and proper working order;

16.8.	That the Demised Premises have been constructed in accordance with the specifications and with high quality materials by the Lessor as per the sanctioned/approved plans and designs sanctioned by the municipal/government authorities in Chennai;

16.9.	That there is presently no existing or threatened claim, action, litigation, arbitration, governmental investigation, garnishee or any other proceeding relating to the Demised Premises or the transactions contemplated herein, which affects the Lessee’s right for peaceful occupation of the Demised Premises, hereby granted and the Lessor shall give the Lessee immediate notice of such claim, action, litigation, arbitration, governmental investigation, garnishee or other proceeding prior to or after execution of this Lease Deed hereof.

16.10.	That the execution, delivery and performance of this Deed by the Lessor and the performance of its obligation hereunder have been duly authorized and approved by all necessary action and no other action on the part of the Lessor is necessary to authorize the execution, delivery and performance of this Deed;

16.11.	That no representations or warranties by the Lessor in this Deed and no document furnished or to be furnished by the Lessor to the Lessee pursuant to this Deed or in

Page - 15 -

connection herewith or with the transactions contemplated hereby, contain or will contain any untrue or misleading statement or omits or will omit any fact necessary to make the statement contained herein or therein, in light of the circumstances under which they are made;

16.12.	That the Lessor shall, forthwith, upon a request in this regard by the Lessee, extend all necessary cooperation to register this Deed in respect of the Demised Premises and the Lessee shall bear the costs towards the stamp duty and registration charges.

16.13.	That the Lessor shall not, without the Lessee’s prior written consent, use the name, trademark/design or logo registered in the name of the Lessee for any advertisement or publicity purposes.

17. COVENANTS AND WARRANTIES OF THE LESSEE

The Lessee hereby warrants and represents with the Lessor:

17.1	That the Lessee is duly organized and validly existing under the laws of India;

17.2	That the Lessee has the power and authority to enter into this Deed and perform its obligation hereunder;

17.3	That the execution, delivery and performance of this Deed by the Lessee and the performance of its obligation hereunder have been duly authorized and approved by all necessary action and no other action on the part of the Lessee is necessary to authorize the execution, delivery and performance of this Deed;

17.4	That this Deed has been duly executed and delivered by the Lessee and is a valid and binding obligation of the Lessee and is enforceable against the Lessee in accordance with the terms and conditions thereof;

17.5	That no representations or warranties by the Lessee in this Deed and no document furnished or to be furnished by the Lessee to the Lessor pursuant to this Deed or in connection herewith or with the transactions contemplated hereby, contain or will contain any untrue or misleading statement or omits or will omit any fact necessary to make the statement contained herein or therein, in light of the circumstances under which they are made;

Page - 16 -

17.6	That the Lessee has conducted a due diligence solely based on the documents and information provided by the Lessor to the Lessee and are satisfied of the Lessor’s title to the Demised Premises based on such diligence.

17.7	That the Lessee has agreed and undertaken to conduct its business in the name of “ATHENA HEALTH TECHNOLOGY PRIVATE LIMITED” from the Demised Premises and to restrict its use of the Demised Premises to the conduct of business in the area of IT/ITES. The Lessee shall use the Demised Premises for the purpose of the permitted business only and shall obtain all the licenses, permits and consents in respect thereof;

17.8	That the Lessee agrees and confirms that the lease granted to the Lessee under this Deed is limited and restricted to the use of the Demised Premises only. Save and except for the rights granted under this Deed, the Lessee shall not be entitled to any other rights in the balance area of the Building;

17.9	That the Lessee shall be solely liable for all its transactions with its employees and customers, which may take place in the Demised Premises;

17.10	That the Lessee shall, at the request of the Lessor, produce for inspection of the Lessor, all such licenses & permissions prescribed by any competent authority or prescribed under applicable law or rule or regulation for the purpose of running the Demised Premises for the said business;

17.11	That notwithstanding anything herein contained, it is hereby expressly agreed and declared that this Deed is not intended to confer and nor does it confer any tenancy rights and/or any right or interest in the nature of tenancy and/or sub-tenancy and/or any other right or interest in the Demised Premises in favour of the Lessee. That notwithstanding anything herein contained, it is hereby expressly agreed and declared that this Agreement is not intended to confer and nor does it confer any right upon the Lessee to create tenancy rights and/or any right or interest in the nature of tenancy and/or sub-tenancy and/or any other right or interest in the Demised Premises in favour of any third person;

17.12	That the Lessee shall not do or permit to be done any act whereby the value of the Demised Premises is deteriorated or diminished, (subject to normal wear and tear, as mutually agreed between both parties), or the Lessor’s rights in the Demised Premises are in any way prejudicially affected;

Page - 17 -

17.13	As and by way of consideration for the grant of lease of the Demised Premises by the Lessor to the Lessee, the Lessee shall pay to the Lessor lease rent (hereinabove referred to as the Warm Shell Lease Rent):

17.14.	That the Lessee shall ensure that the Demised Premises and the right, title and interest of the Lessor therein is not encumbered, prejudiced or jeopardized in any manner and on account of any act or omission on part of the Lessee;

17.15	That the Lessee shall be solely liable and responsible in all respects for all the acts and omissions of itself, its employees, customers and agents and for all claims of any nature made against it and no such claim shall be enforceable against the Demised Premises under any circumstances;

17.16	That the Lessee shall not carry on in the Demised Premises or any part thereof, activities which are illegal, immoral, unlawful or which shall cause nuisance to other occupants of the property/Building wherein the Demised Premises are situated and shall not store any goods of combustible nature in the Demised Premises or any part thereof, or in any manner interfere with the use of any open space, passage or amenities available for common use and not specifically allotted to the Lessee by these presents as part of the Demised Premises;

17.17	That the Lessee shall permit the Lessor and its agents, surveyors and workmen to enter into and upon the Demised Premises on any day at reasonable times after 1 (one) hours advance notice given in writing for the purpose of doing such works and things as may be requisite or necessary for any repairs, either of the Demised Premises and the water pipes and drains in or under the same, or of any other part of the Demised Premises as requested by the Lessee, subject to the Lessor and its agents, surveyors and workmen complying with the Lessee’s security and access control measures;

17.18	That the Lessee shall alone be responsible to resolve any nuisance or annoyance or disturbance caused by the activities conducted by the Lessee in the Demised Premises at its own cost and expenses;

17.19	That the Lessee shall not, without the Lessor’s prior written consent, use the trademark/design logo registered in the name of the Lessor or the name of the Building/Park for any advertisement, or purpose other than while mentioning the address and place of business of the Lessee;

Page - 18 -

17.20	That the Lessee shall not, under any circumstances, make any structural additions or changes to the Demised Premises. The Lessee can, subject to the prior written permission of Lessor (which permission shall not be unreasonably withheld), make other non-structural alteration/addition, at the cost of the Lessee and subject to the Lessee obtaining necessary permission in this regard, if required, from the appropriate authorities. The Lessee shall not be entitled to alter or modify the external elevation of the Demised Premises in any event;

17.21	That the Lessee shall not, whether in the course of its interior fitting out works or as any thing ancillary thereto or at any time for any purpose whatsoever, execute or permit to be executed any works involving cutting/chopping/digging/hacking/dismantling in any manner or form/destroying in any manner or form, the floors or walls of the Demised Premises without the prior written permission of the Lessor in this regard The Lessor shall not unreasonably withhold or deny such permissions subject to the Lessee not damaging the Lessor’s Demised Premises and Building if they are making interior related changes provided the Lessee having requisite permission from CEIG for electrical related changes

17.22	That the Lessee shall not in any way obstruct or permit the obstruction of any walkways, pavements, entrances, passages, courts, corridors, service ways, vestibules, halls, roads, docks, stairways, elevators, hoists, escalators, fire or escape doors within or outside the Demised Premises or other parts of the Common Areas or any appurtenances or conveniences thereto;

17.23	That the Lessee shall not, in any way cover or obstruct any lights, sky lights, windows or other means of illumination of the Common Areas or of the Building generally; and

17.24	That the Lessee shall not litter any part of the Common Areas or any public footpath or way immediately adjoining the Demised Premises, and further shall not place any article, or other like things upon the sill, ledge in any part of the Demised Premises or the Common Areas.

17.25.

The Lessee hereby accepts and is aware that the Lessor may complete construction of the said Building/Info Park and that the Lessor shall be entitled to carry on the remaining work, including further and additional construction work in the said Building/Info Park of which the Demised Premises forms a part and if any nuisance is caused to the Lessee, the Lessee shall not be entitled to object or obstruct the execution of such work nor shall the Lessee be entitled to claim any compensation and/or damages or abatement/reduction of warm shell Lease rent or other charges; except in the event of

Page - 19 -

any default or negligence of the Lessor on account of which the Lessee’s rights under this Agreement including the Lessee’s access to, occupation and use of the Demised Premises and the effective operation of the Lessee’s business from the Demised Premises is adversely affected . However the Lessor shall all times take due care not to obstruct the Lessee’s access to demised premises.

17.26	In the event the Lessor arranges with any Bank/Financial Institutions for discounting the amount of Warm Shell Lease Rent receivable by it, the Lessee, upon receipt of written instruction from the Lessor, shall pay the amount of Warm Shell Lease Rent to such Bank/ Financial Institution or the designated account of the Lessor, as directed by the Lessor and the Lessor hereby confirms and agrees that such payment shall constitute a proper, valid and effective discharge of the obligation of the Lessee for payment of the Warm Shell Lease Rent to the extent of amount paid. It is clarified that the Lessee shall not be liable to bear any costs charges or expenses in respect of such arrangement of the Lessor with such Bank/Financial Institution and the same shall not be in deviation from the terms and conditions agreed for the payment of the Warm Shell Lease Rent under this Agreement.

18. IT IS MUTUALLY AGREED BY & BETWEEN THE PARTIES AS FOLLOWS:

18.1.	The Lessee agrees and consents that it would have no objection to the Lessor raising finance by way of mortgage/charge of the Demised Premises subject to, however, that the creation of such mortgage/charge of the Demised Premises shall be subject to this lease and shall not affect the rights of the Lessee to freely and peacefully enjoy the Demised Premises during the Lease Term. The LESSOR however shall intimate the LESSEE of such mortgage or encumbrance that has been created over the subject property.

18.2.	The Lessor is and shall be free to dispose of or encumber its interest in the Demised Premises whether by way of sale, transfer, charge, mortgage, or otherwise, with prior intimation to the Lessee, subject to, however, that such sale, transfer, charge, mortgage of the Demised Premises shall be subject to this lease and shall not affect the rights of the Lessee to freely and peacefully enjoy the Demised Premises during the agreed Lease Term.

18.3	In the event of such change in ownership, during the term of this lease, the Lessor shall ensure, if required, that they shall cause a fresh lease deed to be executed between New

Page - 20 -

Owner and the Lessee herein, for the balance unexpired terms of this lease on the same terms and conditions, apart from transferring the security deposit to the New Owner, to enable them to refund the same to the Lessee. Furthermore the charges for such registration of the fresh lease deed (including applicable stamp duty for the lease deed), shall be borne by the New Owner.

18.4.	If during the Lease Term, the Demised Premises or any part thereof be acquired or requisitioned by the government or any local body or authority under any law for the time being in force, the Lessor alone shall be entitled to such compensation payable and the Lessee shall not raise any claim in respect thereof.

18.5.	All costs, charges, expenses including stamp duty, registration fees, etc., payable on or in respect of the execution and registration of this Deed shall be borne and paid solely by the Lessee.

18.6.	It is specifically agreed between the Parties that this is purely a lease granted by the Lessor to the Lessee on a principal to principal basis and shall not be construed in any manner as a partnership, joint venture, franchise or agency between the Lessor and the Lessee nor shall both the Parties constitute an association of persons in any manner whatsoever.

18.7	That failure of either Party to enforce at any time or for any period of time the provision hereof shall not be construed to be waiver of any such provision or of the right thereafter to enforce each and every provision of this Deed.

18.8	The Lessee shall use the Common Areas solely for the purpose for which it is provided for in this Deed, ie. for the purpose of entry and direct exit to a nearest public street, nearest road only to be identified by the Lessor in its sole discretion and such identification by the Lessor in its plans now or in future shall be final, conclusive and binding on the Lessee.

18.9	That the Parties shall maintain strict confidentiality about this Deed and all the terms and conditions herein, as well as regarding all other writings incidental to this Deed.

Page - 21 -

19. TERMINATION

19.1	It is expressly agreed between the Parties that neither the Lessor nor the Lessee shall be entitled to revoke and/or terminate this Deed for and up to a period of 3 (Three) years from the Lease Commencement Date (the “Lock-in-Period”) except as stated herein.

19.2	In the event the Lessee terminates this Deed for any reason whatsoever during the Lock-in Period or the Lessor terminates this Deed during the Lock-in Period due to a material breach by the Lessee, of any of the terms, conditions, covenants herein contained, the Lessee shall, in addition to the amounts specified in this Deed, be liable to pay to the Lessor, the Warm Shell Lease Rent for the unexpired portion of the Lock-in Period ( “the Unexpired Rent”). It is clarified that the Lessee is not liable to pay the Unexpired Rent if it terminates the Lease during the Lock-in Period due to a material breach by the Lessor of the terms of this Deed that remains uncured or an occurrence of a force majeure event. It is clarified that there shall be no Lock-in Period for any of the renewed terms.

19.3.	On the expiry of the Lock-in Period, the Lessee shall be entitled to terminate the lease herein by giving a prior notice of 3 (three) months in writing informing the Lessor of its intention to terminate this Deed, and on expiry of the said notice period, this Deed shall stand terminated.

19.4	In the event of the Warm Shell Lease Rent or any other amount hereby reserved or any part thereof remaining unpaid after becoming due for a period of more than 15 (Fifteen) days, the Lessor shall have the right to issue a notice calling upon the Lessee to rectify the default within. a period of 7 (Seven) days from the receipt of the said notice. In the event the Lessee fails to rectify the default within the said period the lease shall stand terminated and the Lessor shall enter into the demised premises to assume possession thereof without prejudice to the rights of the Lessor to claim/recover its dues along with interest/damages pending till the date of such termination.

19.5.	Either Party shall be entitled to terminate the Lease of the Demised Premises in the event of any material breach of this Agreement by the other Party by issuing a written notice of termination 7 (seven) days in advance of such intended termination calling upon the other Party to rectify the breach within a period of 7 (seven) days of the receipt of such notice. In the event the other Party fails to rectify the breach within the said period, the aggrieved Party shall have the right to terminate this Deed.

Page - 22 -

19.6.	In the event of the Lessee being liquidated or adjudged insolvent, the lease herein shall stand automatically terminated and the Lessor shall enter into the Demised Premises to assume the possession which shall be without prejudice to the rights of the Lessor to claim/recover its dues along with interest/damages pending till the date of such termination.

19.7.	In the event of the Lessor being liquidated or adjudged insolvent, the right of Lessee to issue notice of termination shall accrue to the Lessee, if the rights of the Lessee to continue to hold and enjoy peaceful possession of the Demised Premises in terms of this lease deed are affected in any manner whatsoever.

20. CONSEQUENCES OF TERMINATION OR EXPIRY

20.1	Upon expiry or earlier termination of this Deed, the Lessee shall forthwith remove itself and its employees, servants, representatives and agents along with its belongings and hand over to the Lessor, vacant and peaceful possession of the Demised Premises in original handover condition, normal wear and tear excepted, in accordance with the provisions of this Deed. In the event of any delay in handing over of the interest free security deposit to the Lessee by the Lessor, the Lessee shall be entitled to an interest at the rate of 18% (Eighteen per cent) per annum for the delayed period.

20.2	Upon expiry or earlier termination of this Deed if the Lessee fails to remove itself and its employees, servants, representatives and agents and fails to hand over the vacant and peaceful possession of the Demised Premises to the Lessor in terms hereof, the Lessee shall, without prejudice to all other rights and remedies of the Lessor to obtain possession of the Demised Premises, be liable to pay liquidated damages to the Lessor at the pre-agreed rate of 2 (two) days’ Warm Shell Lease Rent under this Deed per day which amounts to approximately Rs.86,000/- (Rupees Eighty Six Thousand paise nil only) per day.

Page - 23 -

21. SUB-LETTING /ASSIGNMENT

21.1	The Lessee shall not in any manner share with or transfer or let or sub-let, license, sub-lease, mortgage in any manner to any person whatsoever the Demised Premises or any portion thereof and or any of the benefits or rights available to the Lessee under this Agreement and shall not part with the possession of the Demised Premises or any portion thereof.

21.2	The Lessee shall not in any manner assign any benefits or rights available to the Lessee under this Deed. However, the Lessee may assign its right in respect of the Demised Premises only

a) to the Lessee’s holding company “Athenahealth Inc” or

b) to the Lessee’s subsidiaries/group companies (wherein the Lessee shall have and maintain a controlling majority shareholding and/or are in control of the management), for the unexpired lease term, with the prior written permission of the Lessor, subject to the assignee as specified in sub-clause (a) and (b) entering into a separate and fresh Lease Deed with the Lessor on the same terms and conditions as agreed upon in this Deed.

Provided that the assignment for the unexpired period shall always be subject to the following:

•	All costs in relation to the assignment shall be borne by the Lessee/assignee and the Lessor shall not be liable to pay any costs relating to the assignment

•	That the assignment shall be to a company which complies with all requirements of the IT / ITES park.

•	That the Lessee shall in no manner profit from such an assignment.

22. INDEMNITY

22.1.	The Lessor shall indemnify and keep indemnified saved and harmless, the Lessee against any actual , losses, and damages (other than consequential and direct and indirect business losses) that the Lessee may suffer, in the event the Lessee in any way is prevented from enjoying the Demised Premises peacefully and freely due to any defect in title of the Lessor to the Demised Premises, and/or construction of the Demised Premises.

Page - 24 -

22.2.	The Lessee hereby indemnify and shall always keep indemnified saved and harmless the Lessor against any actual , losses, and damages (other than consequential and direct and indirect business losses) that the Lessor may suffer as a consequence of any act or omission by the Lessee arising out of the business carried out or intended to be carried on by the Lessee from the Demised Premises.

23. NOTICE

Any notice/correspondence sent under this Deed by any Party to the other Party shall be deemed to be validly served if the same is sent by registered post acknowledgment due or Hand Delivery or by Courier, duly acknowledged at the respective address of the parties herein below mentioned:

LESSOR:

M/S. FAERY ESTATES PRIVATE LIMITED

70 NAGINDAS MASTER ROAD, MUMBAI - 400 023

Attention: Regional Head - South

LESSEE:

M/S. ATHENA HEALTH TECHNOLOCY PRIVATE LIMITED

Building 3B, Floor 7, RMZ Millenia Tech Park, 143, Dr MGR Road, Perungudi, Chennai - 600096

Attention: Director

24. SEVERABILITY

If any provision of this Deed is held to be invalid, illegal or unenforceable, such a provision shall be deemed amended or deleted to the extent necessary to conform to the applicable law and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Page - 25 -

25. FORCE MAJEURE

Neither party shall be liable for its failure to perform or fulfill any of its obligations to the extent that its performance is delayed or prevented, in whole or in part, due to: acts of God; floods; cyclones; earthquakes; fires; wars; riots; sabotage; orders of governmental or other statutory authorities; national emergency; or any other similar causes beyond the reasonable control of the party affected (“Force Majeure”).

26. AUTHORISED SIGNATORIES

The signatories to this Deed personally covenant that they are each duly authorized to execute this Deed on behalf of the respective party whom they represent.

27. MISCELLANEOUS PROVISION

This Deed constitutes the entire agreement between the Parties and revokes and supersedes all previous discussions, correspondence, heads of terms, agreements between the Parties, if any, concerning the matters covered herein whether written, oral or implied. This Deed shall not be changed, amended or modified except by written amendment mutually agreed to between the Parties.

28. LIMITATION OF LIABILITY

Neither Party herein shall be liable to the other for any incidental, consequential, penal and exemplary or like damages (including loss of profit or business or any action of tort)

29. RIGHT OF FIRST REFUSAL

At any time during the Lease Term, the Lessor shall first offer Lessee, the lease of space, admeasuring a minimum of 18500 (Eighteen thousand five hundred only) square feet on the ninth floor of Module 2 in Building A as and when and every time that it may become available for lease at the rent and on the terms and conditions as the Lessor may deem fit. The Lessor shall provide the Lessee, written notice of such availability of space to be offered to be given on lease to the Lessee. If the Lessee does not accept such offer by the Lessor, within 15 (fifteen) working ) days of receipt of such notice, the Lessor is free to offer such space to any third party. In the event the Lessee exercises the option to lease the above said additional space, then the Parties shall enter into separate and definitive agreements on mutually agreed terms and conditions to give effect to such lease.

Page - 26 -

30. RENEWAL MECHANISM

30.1.	The Lessee shall be entitled to renew the lease of the Demised Premises for 2 (two) additional terms of three (3) years each. The Lessee shall inform the Lessor in writing of its intention, if any, to renew the lease herein, 3 (three) months prior to the Lease Expiry Date and this lease shall be renewed thereafter subject to the execution and registration of a fresh lease deed in respect of the Demised Premises on the expiry of the Lease Term, on the same terms and conditions as stated herein for the extended terms , except that there shall be an escalation of 15% (fifteen percent) on the last paid Warm Shell Lease Rent (as defined in clause 5 herein) for the demised premises and a proportionate and corresponding 15% (fifteen percent) increase in the Interest Free Refundable Security Deposit to ensure that at all times, the Interest Free Security Deposit shall be equivalent to 4 (four) months Warm Shell Lease Rent.

If the Lessee fails to inform the Lessor of its intention to extend the Lease for of 3 months prior to the Lease Expiry Date, the Lessor shall inform the Lessee in writing reminding them of the expiry of the Lease Term, two months prior to the Lease Expiry Date. In the event of renewal of this lease deed, the Parties shall execute fresh lease deed immediately on expiry of the lease terms and register such deeds within 30 (thirty) working days of the Lease Expiry Date or within such time as may be mutually agreed upon by the Parties.

30.2.	In the event that the Lessee fails to inform the Lessor in writing of its intention, if any, to renew the lease herein, either on their own account, 3 (three) months prior to the Lease expiry date , or in response to the Lessor’s reminder, prior to the Lease Expiry Date and/or in the event the Lessee fails to execute and register such fresh lease deed mentioned in Clause 30.1 herein, the Lessor shall have the sole discretion to agree to renew the Lease Term.

Page - 27 -

31. GOVERNING LAWS

31.1	This Deed and the rights and duties of the Parties arising out of this Deed shall be governed by and construed in accordance with the Laws of India and only the competent courts at Chennai shall have jurisdiction in all matters arising out of arbitration below.

31.2	Any dispute or difference between the Parties hereto with regard to this Deed and all connected and related matters thereto shall be discussed and settled amicably. In the event of failure to resolve the disputes or differences amicably, all such disputes or differences whatsoever shall be referred to Arbitration to be conducted by a Sole Arbitrator to be appointed jointly by the Lessee and the Lessor. In the event that the Lessee and the Lessor fail to agree on the Sole Arbitrator, the court of competent jurisdiction shall appoint the Sole Arbitrator on an application made by either party. The Arbitration proceedings shall be conducted in accordance with the provisions of the Arbitration and Conciliation Act, 1996 or any statutory modification or enactment thereof. The Venue of Arbitration shall be Chennai. The language of arbitration shall be English. The award so passed by the Sole Arbitrator shall be final and binding on the Parties.

31.3.	Pending the final decision of a dispute/claim or until the Arbitral Award is passed, the Parties shall continue to perform all their obligations under this Deed, unless any order to the contrary has been passed by the Arbitral Tribunal or any Court of Law. The expenses of the proceedings and the fees of the Arbitral Tribunal shall be borne by the Parties in equal proportions unless otherwise directed in the Arbitral Award.

31.	Subject to the terms and conditions of this Deed, each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary to fulfill its obligations under this Deed.

32.	This Deed is executed in two (2) counterparts. The Lessor shall retain one set and the Lessee shall retain the second set.

Page - 28 -

IN WITNESS WHEREOF the Parties hereto have set their respective hands and seal to these presents on the day, month and year first above mentioned

SCHEDULE A

All that piece and parcel of land bearing Survey Nos. 36/17, 227/1 A, 227/ 1B, 227/ 2A 1, 227/2A 2 228/1A 1A, 228/1A 1C ad measuring 12.5 acres, bearing Plot No. 40, situated at MGR Salai (Veeranam Road), Kandanchavadi, Perungudi, Chennai - 600 096, within the registration district of Chennai South and registration sub-district of Neelankarai, bounded on all four sides as follows:

To the East: MGR Salai (Veeranam Road)

To the West: Monitoring Station

To the North: RMZ Millenia Building

To the South: Anna Nedunchalai

SCHEDULE B (Property leased by this document in favor of Lessee)

SIGNED and DELIVERED for and on behalf of Module 3 & 4, having a built up floor space of 37,506 (Thirty Seven Thousand Five Hundred and Six) sq ft situated in SP Infocity, Ninth Floor, Module 3 & 4, Block A, along with 37 (Thirty Seven) car parking spaces and 74 (Seventy Four) two wheeler parking spaces free of cost.

M/s. Faery Estates Private Limited, LESSOR aforesaid,

by its Authorized Signatory Mr. Jair Dsouza	For FAERY ESTATES PVT. LTD

/s/ Jair Dsouza

In the presence of witness:

1. Mr. Ram Kiran Dhulipala	/s/ Kiran

s/o D.S. Rao, B-408, TUH Park Villa,

Thoraipakkam, Chennai - 96

SIGNED and DELIVERED for and on behalf of

M/s. Athena Health Technologies Private Limited, LESSEE aforesaid, by its Authorized Signatory:

Mr. Hari Krishnan Pratap	For athenahealth Technology Private Limited

/s/ Hari Krishnan Pratap

In the presence of witness:

1. Mr. Jayachandran Selvam	/s/ Jayachandran Selvam

Page - 29 -

ANNEXURE A – PART I – FLOOR PLAN

ANNEXURE A – PART II – AREA STATEMENT

Level 9

Summary of components	Module 3 in sq ft	Module 4 in sq ft	Total Area in sq ft

Office Area	16552	9221	25,773

AHU rooms	811	281	1,092

Electrical rooms	324	324	648

Toilets	698	714	1,412

Refuge Area	167	162	329

Exclusive usable area	18552	10703	29,255

Common Area	5232	3019	8,251

Billable area	23784	13722	37,506

Page - 30 -

ANNEXURE A – PART III – WARM SHELL SPECIFICATION

Parameters	Lessor’s scope of work	Lessee’s scope of work

Civil

•    Bare cement plastered shell in office area with form finished ceiling including columns and drop panels.

•    AHU walls will be constructed and terminated at 2.90 meters from the floor.

•    Screeded floor of up to 40 mm.

•    Perimeter wall between module 2 and 3

•    All interior related furnishing work including waterproofing and furnishing of exclusive toilets meant for the Lessee

Electrical

•    A dedicated 110/ 110KV substation is being provided for the entire project.

•    Diesel generator sets of equivalent capacity are being provided to generate 100 % power back up.

•    All cable and bus ducts shall be terminated at the rising mains.

•    Individual floor panels shall be provided for power, lighting and air handling units - one each per floor.

Electrical cabling and connectivity.

Heat Ventilation and Air conditioning

•    Common chillers will be provided to cater to office load @ 275 sft/ TR in the office area portion (not including common areas, balconies and passages) of the leased premises. Chilled water pipes will be connected to the AHU’s allotted to the Lessee’s units.

•    Common heat recovery wheels will be provided.

•    Acoustic insulation will be done on the internal walls of the AHU room.

•    Fresh air and exhaust system for toilets.

Internal ducting and other fitments in the office area.

Page - 31 -

•   Acoustic insulation up to 2.90 m in the AHU room will be provided by the Lessor after the completion of mouth connection by the Lessee.

•   Common tap off point will be provided for the fresh air exhaust.

Fire Protection Services	• Hydrant shall be provided with hose reel and hydrant valve in every lift lobby. • Butterfly valve will be provided at the tap off point • One level of sprinklers (upright)	All work related to Fire Protection Systems in the low side, like down right sprinklers, smoke detectors and alarms.

Plumbing

•   All water lines and drainage lines shall be terminated at the rising mains.

•   Water lines shall be of two risers - one for the domestic water and the other for treated water for flushing purposes, terminated with a valve at the shaft.

•   Hydro-pneumatic pump sets of required capacities shall be installed (for base building) for water supply to the tenants wash rooms.

•   Soil and waste lines shall be terminated at the shaft at floor level.

Other services

•   Common shafts are provided for networking and IBMS, with doors for access.

•   External cable ducts are provided from the main gate to the basements, for the ISP service provider to route the cable up to the point of service.

•   Designated locations have been identified for locating outdoor HVAC units (Split and precision)

•   Common lifts.

• Statutory approvals from CEIG • Internet and voice connectivity to the premises through respective service providers. • Hardware like servers, UPS, computers, telephones, fax machines.

Page - 32 -

•    Pathway of entry for fiber optic cables to the building from the main entrance shall be provided, with pipe laid.

•    Either a dedicated shaft or a demarcated common shaft shall be provided for the purpose of copper piping works.

•    All calibrated meters for HVAC, Energy, power back up and water

Page - 33 -

ANNEXURE B – WARM SHELL LEASE RENT PAYMENT SCHEDULE

Sl #	Lease month	Year	Leased Area in sqft	Rent psft in INR		Monthly Rent
1	1st Nov - 30th Nov	2011					Rent free
2	1st Dec - 31st Dec	2011					Rent free
3	January	2012	37,506	Rs.	34	Rs.	1,275,204
4	February	2012	37,506	Rs.	34	Rs.	1,275,204
5	March	2012	37,506	Rs.	34	Rs.	1,275,204
6	April	2012	37,506	Rs.	34	Rs.	1,275,204
7	May	2012	37,506	Rs.	34	Rs.	1,275,204
8	June	2012	37,506	Rs.	34	Rs.	1,275,204
9	July	2012	37,506	Rs.	34	Rs.	1,275,204
10	August	2012	37,506	Rs.	34	Rs.	1,275,204
11	September	2012	37,506	Rs.	34	Rs.	1,275,204
12	October	2012	37,506	Rs.	34	Rs.	1,275,204
13	November	2012	37,506	Rs.	34	Rs.	1,275,204
14	December	2012	37,506	Rs.	34	Rs.	1,275,204
15	January	2013	37,506	Rs.	34	Rs.	1,275,204
16	February	2013	37,506	Rs.	34	Rs.	1,275,204
17	March	2013	37,506	Rs.	34	Rs.	1,275,204
18	April	2013	37,506	Rs.	34	Rs.	1,275,204
19	May	2013	37,506	Rs.	34	Rs.	1,275,204
20	June	2013	37,506	Rs.	34	Rs.	1,275,204
21	July	2013	37,506	Rs.	34	Rs.	1,275,204
22	August	2013	37,506	Rs.	34	Rs.	1,275,204
23	September	2013	37,506	Rs.	34	Rs.	1,275,204
24	October	2013	37,506	Rs.	34	Rs.	1,275,204
25	November	2013	37,506	Rs.	34	Rs.	1,275,204
26	December	2013	37,506	Rs.	34	Rs.	1,275,204
27	January	2014	37,506	Rs.	34	Rs.	1,275,204
28	February	2014	37,506	Rs.	34	Rs.	1,275,204
29	March	2014	37,506	Rs.	34	Rs.	1,275,204
30	April	2014	37,506	Rs.	34	Rs.	1,275,204
31	May	2014	37,506	Rs.	34	Rs.	1,275,204
32	June	2014	37,506	Rs.	34	Rs.	1,275,204
33	July	2014	37,506	Rs.	34	Rs.	1,275,204
34	August	2014	37,506	Rs.	34	Rs.	1,275,204
35	September	2014	37,506	Rs.	34	Rs.	1,275,204
36	October	2014	37,506	Rs.	34	Rs.	1,275,204

Page - 34 -

Gross Rent for the lease period	Rs.	43,356,936
Security deposit	Rs.	5,100,816
Total Rent + deposit for the lease period	Rs.	46,970,014

ANNEXURE C – CAR PARKING LAY OUT PLAN

Page - 35 -